INVESTMENT ADVISORY AGREEMENT
     AGREEMENT made as of the 1st day of May, 2009, by and between Pacholder High Yield Fund,
Inc., a Maryland corporation (hereinafter called the "Fund"), and J.P. Morgan Investment Management
Inc., a Delaware Corporation (hereinafter called "JPMIM" or the "Adviser").
     WHEREAS, the Fund is engaged in business as a diversified, closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940
Act");
     WHEREAS, JPMIM is registered as an investment adviser under the Investment Advisers Act of
1940, as amended (the "Advisers Act"), and engages in the business of acting as investment adviser;
     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the Fund and the Adviser agree as follows:
     1. Duties and Responsibilities of Adviser.
     A. Investment Advisory Services. The Fund hereby retains the Adviser to act as investment manager of the Fund and, subject to the supervision of the Fund's Board of Directors, to supervise the investment activities of the Fund as hereinafter set forth giving due consideration to the policies of the Fund as expressed in the Fund's Registration Statement on Form N-2 under the 1940 Act and under the Securities
Act of 1933, as amended, as well as to the factors affecting the status of the Fund as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. Without limiting the generality of the foregoing, the Adviser:
     (i) shall obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder;
     (ii) shall continuously manage the assets of the Fund in a manner consistent with the investment objectives and policies of the Fund;
     (iii) shall determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and
     (iv) shall take such further action, including the placing of purchase and sale orders on behalf of the Fund, as the Adviser shall deem necessary or appropriate. The Adviser shall also furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request.
     B. Reports to Fund. The Adviser shall furnish to or place at the disposal of the Fund such information, reports, evaluations, analyses and opinions related to the Fund's investments and investment activities, and the Adviser's investment outlook and strategy as the Fund may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Fund.
     C. Fund Personnel. The Adviser agrees to permit individuals who are officers or employees of the
Adviser to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of the Fund, without remuneration from or other cost to the Fund.

     2. Allocation of Expenses.
     A. Expenses Paid by Adviser. The Adviser shall bear the cost of rendering the investment management and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees of the Fund who are employees of the
Adviser or any corporate affiliate of the Adviser, if any, and provide such office space, facilities and equipment and maintain such records as required by applicable law or as the Advisor shall reasonably require in the management of the assets of the Fund. The Adviser shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Fund.
     B. Expenses Paid by Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any fund administrator, any fund accountant, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the
Fund; brokers' commissions and other transaction expenses chargeable to the Fund in connection with portfolio transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and
Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel and the costs and expenses of preparation, printing (including typesetting) and distributing a prospectus for such purposes); all expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees of directors or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the
Adviser; travel expenses of directors; all expenses incident to the payment of any dividend reinvestment program; charges and expenses of any outside service used for pricing of the Fund's portfolio securities;
charges and expenses of legal counsel, including counsel to the directors of the Fund who are not
"interested persons" (as defined in the 1940 Act) of the Fund or the Adviser, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations;
interest payable on Fund borrowings; fees and expenses incident to the listing of the Fund's shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); fees and expenses of counsel, accountants and investment bankers; and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.
     3. Compensation.
     A. Fulcrum Fee. As full compensation for the services provided, facilities furnished and expenses paid by the Adviser under this Agreement, the Fund agrees to pay the Adviser an annual investment advisory fee, which increases and decreases proportionately based on the investment performance of the
Fund in relation to the investment record of the Credit Suisse First Boston High Yield Index, Developed
Countries Only (the "Index"). The advisory fee shall be computed and paid monthly as soon as practicable after the end of each calendar month, as follows:
     (i) If the Fund's investment performance for the 12 months immediately preceding the end of the month is equivalent to the investment record of the Index for the same 12-month period, then the advisory fee shall be computed at the annual rate of 0.90% of the Fund's average net assets. The rate at which the advisory fee is computed shall be increased or decreased from the 0.90% fulcrum fee by
10% of the amount by which the investment performance of the Fund exceeds or is less than the investment record of the Index, up to a maximum of 1.40% and down to a minimum of 0.40%. For purposes of calculating the amount of the advisory fee, the Fund's average net assets shall be determined by taking the average of all determinations of such net assets during the applicable 12-
month period and the Fund's net assets shall mean the total assets of the Fund minus accrued liabilities of the Fund other than the principal amount of any outstanding senior securities representing indebtedness (within the meaning of Section 18 of the 1940 Act). The investment performance of the Fund and the investment record of the Index shall be determined in accordance with the Advisers Act and the rules and regulations promulgated thereunder.
     (ii) The compensation due to the Adviser after the end of each month shall be equal to 1/12th of the amount of the annual advisory fee calculated as provided in sub-paragraph (i) above.
     (iii) Notwithstanding the foregoing, during the 12-month period immediately following the date on which this Agreement takes effect, the Fund shall pay the Adviser the minimum fee payable under the Agreement and any balance due based on the Fund's investment performance during the period shall be paid to the Adviser upon completion of such period.
     B. Proration. If the Adviser shall serve for less than the whole of any month, the investment advisory fee shall be prorated on the basis of the 12-month period immediately preceding the date of termination of this Agreement.
     4. Brokerage. Subject to the approval of the Board of Directors of the Fund, the Adviser, in carrying out its duties under Section 1. A., may cause the Fund to pay a broker-dealer which furnishes brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), a higher commission than that which might be charged by another broker-dealer, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the
Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the Exchange Act).
     5. Adviser's Use of the Services of Others. The Adviser may (at its cost except as contemplated by
Sections 2 and 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund, or in the discharge of the Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser.
     6. Ownership of Records. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Adviser on behalf of the Fund are the property of the
Fund and will be surrendered by the Adviser promptly on request by the Fund.
     7. Limitation of Liability of Adviser. The Adviser will use its best efforts in the supervision and management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder the Adviser shall not be liable to the
Fund or any of its shareholders for any error of judgment or mistake of law or for any act or omission by the Adviser or for any losses sustained by the Fund or its shareholders.
     8. Services to Other Clients. Subject to Section 12 of this Agreement, nothing contained in this
Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the
Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.
     9. Use of Adviser's Name. The Fund may include the name "Pacholder" or any other name derived from the name "Pacholder" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the
Fund will (by corporate action, if necessary) cease to use any name derived from the name "Pacholder", any name similar thereto or any other name indicating that it is advised by or otherwise connected with the
Adviser, or with any organization which shall have succeeded to the Adviser's business as investment adviser.
     10. Term of Agreement. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein shall continue in effect until August 31, 2010. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months each ending on
August 31st of each year, provided such continuance is specifically approved at least annually by the vote of holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund or by the Board of Directors of the Fund, and, in either event, by the vote of a majority of the directors of the
Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon 30 days' written notice to the Adviser, either by majority vote of the directors of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Adviser may terminate this Agreement without payment of penalty on 180 days' written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.
     11. Amendment. This Agreement may be amended subject to the provisions of Section 15 of the
1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange
Commission ("Commission") or any rules or regulations adopted by, or interpretive releases of, the
Commission, by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Adviser shall be liable for failing to do so.

     12. Allocation of Services. The Adviser reserves the right to manage other investment accounts, including those with investment objectives similar to the Fund. Securities considered as investments for the
Fund may also be appropriate for other investment accounts managed by the Adviser. Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the portfolios of its other investment accounts whenever decisions are made to purchase or sell securities by the
Fund and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund and such other accounts, the size of investment commitments generally held by the Fund and such accounts, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts.
     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of
New York and the applicable provisions of the 1940 Act and the Advisers Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the
1940 Act or the Advisers Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

WITNESS:

PACHOLDER HIGH YIELD FUND, INC.

/s/ Cynthia Chau

By:

 /s/ George C.W. Gatch

George C.W. Gatch , President

WITNESS:

J.P. MORGAN INVESTMENT MANAGEMENT
INC.

 /s/ Francesco Tango

By:

 /s/ William J. Morgan

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